Second Quarter 2020 Investor Update August 13, 2020 Second Quarter 2020 Investor Update

Notice to Recipients Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward- looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS ” and “RISK FACTORS” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and “RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 23, 2020. This electronic presentation is provided as of August 13, 2020. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. Second Quarter 2020 Investor Update 2

Presenters and Agenda Mike Smith Betsy Higgins Mike Price President and Executive Vice President and Executive Vice President and Chief Executive Officer Chief Financial Officer Chief Operating Officer ‣ COVID-19 Update ‣ Vogtle 3 & 4 Update ‣ Operations and Power Supply Update ‣ Financial and Liquidity Update Second Quarter 2020 Investor Update 3

COVID-19 Impact and Response ‣ Plant Operations: Oglethorpe’s plants have continued to perform well with additional safety precautions. • Daily health screenings for employees and contractors before site entry. • Staggered and distanced work fronts with modified shift schedules (except those with outage work underway). • Plants are prepared for sequestration, if necessary. ‣ Headquarters: Oglethorpe’s headquarters has ~1/3 of its staff in the office since reopening in June. • Staff not in office are productively working from home. • No definitive plans for all employees to return to the office at this time. ‣ Financial: Oglethorpe’s ample liquidity mitigated the impact of financial market disruptions. • Temporarily used bank credit facilities in lieu of issuing commercial paper. ‣ Members: Impact on Oglethorpe’s Members remains somewhat muted. • Year-to-date, Member sales lower than budgeted by ~10%, but only 2-3% percent due to COVID-19, remainder due to milder weather. • Oglethorpe provided Members a grace period for bill payments through summer months and there was no interruption in payments to Oglethorpe. • So far, Members’ customers have continued to pay utility bills despite economic pressures; experiencing only slight increases in accounts receivable. Second Quarter 2020 Investor Update 4

Response to COVID-19 at Vogtle 3&4 Project Site ‣ Over 7000+ workers at a single site, working on two new nuclear units. Work has not been suspended due to COVID-19. ‣ After initial outbreak in the spring, returned to very few cases in early summer. Recently experienced resurgence in cases. As of August 11, cumulative total positive cases over 650 but with net positive cases below 90. ‣ On-site testing via five fully-staffed medical trailers (“medical village”). Over 2,000 workers tested. ‣ In addition to increased medical facilities, the site has added social distancing measures, provided additional personal protective equipment for employees, implemented telecommuting where possible, and added additional cleaning measures. ‣ Coronavirus impacts have exacerbated existing productivity concerns. ‣ We believe the PSC-approved November 2021 and November 2022 in-service dates remain reasonably achievable within our $7.5 billion budget. ‣ Our share of COVID-19 related costs at Vogtle 3-4 is currently estimated to be between $45 - $75 million. Second Quarter 2020 Investor Update 5

Vogtle 3&4 Project Status ‣ Official Schedule • Unit 3 in-service November 2021. • Unit 4 in-service November 2022. ‣ Budget – Oglethorpe $7.5 billion. • Assumes November in-service dates in official schedule. • Includes $7.1 billion in construction + financing costs. • Remainder represents $75 million of project-level contingency plus an Oglethorpe-level contingency of $325 million. ‣ Total project construction is ~84% complete. • Unit 3 direct construction ~90% complete. Second Quarter 2020 Investor Update 6

OglethorpePower

Oglethorpe Vogtle 3&4 Budget and Contingency

($ in millions)	Project Budget	Actual Costs to Date	Remaining Costs
Construction Costs[(a)]	$ 5,524	$ 4,303	$ 1,221
Financing Costs	1,576	1,151	425
Total Costs	$ 7,100	$ 5,454	$ 1,646
Project-Level Contingency	75	-	75
Oglethorpe-Level Contingency	325	-	325
	$ 400	-	$ 400
Total	**$7,500**	**$5,454**	**$ 2,046**

[(a)] Construction costs are net of $1.1 billion received from Toshiba Corporation under the Guarantee Settlement Agreement.

- Oglethorpe's $7.5 billion budget assumes a November 2021 and November 2022 in-service date for Unit 3 and Unit 4, respectively, and includes construction costs, financing costs, and both a project-level and Oglethorpe-level contingency.
- Over the last year, all of the project-level contingency established in the 2018 re-budgeting process has been allocated from contingency to forecasted construction costs (Oglethorpe share $240 million). Construction costs have also increased by an additional $22.5 million (Oglethorpe share).
- The forecasted construction cost increase not covered by project-level contingency ($22.5 million Oglethorpe share) and the replenishment of project-level contingency ($75 million Oglethorpe share) did not increase Oglethorpe budget as these were funded by the Oglethorpe-level contingency, leaving $325 million remaining.
- Revised project-level contingency plus Oglethorpe-level contingency ($400 million total) represents ~20% of the total remaining budget (excluding any cost benefits associated with beating the official November in-service dates).

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Vogtle 3&4: Spending ‣ Oglethorpe’s investment as of June 30, 2020 was $5.5 billion. ‣ Spending to date represents ~73% of OPC’s total $7.5 billion budget. $7.5 Actual Forecast $7.0 $5.5 billion spent $6.5 Through 6/30/2020 $6.0 $5.5 $5.0 $4.5 $4.0 (Billions) $3.5 $3.0 $2.5 $2.0 Reduced by $1.1 $1.5 billion in 2017 $1.0 due to Toshiba $0.5 Guarantee payment $- 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 SEP 2018 MAY 2005 MAR 2008 MAY 2010 FEB 2012 FEB 2014 DEC 2015 2017 Budget NOV 2021 NOV 2022 Development Filed COL Signed DOE COLs Start of Settlement WEC Bankruptcy/ Adjustment, Unit 3 Unit 4 Agreement APR 2006 with NRC Conditional Issued DOE Funding Agreement SNC Assumes project MAR 2013 mgmt. Vote to In-Service In-Service Definitive Term Sheet with DEC 2017 AUG 2011 Unit 3 First Continue Agreements Contractors Georgia PSC NRC Completed Nuclear AUG 2009 Decision on Work on FSER for Concrete MAR 2019 MAY 2021 AUG 2006 NRC Issuance Continuation both AP1000 NOV 2013 New $1.6B Unit 3 Fuel Load Filed Early Site of ESP/LWA of Project DCD and COL Unit 4 First DOE Loan Permit (ESP) with NRC and Nuclear Concrete Commitment MAY 2022 DEC 2011 Receipt of Unit 4 Fuel Load DCD Final Rule Effective Toshiba Guaranty in Full Second Quarter 2020 Investor Update 8

Vogtle 3&4 Construction Update

U3 Progress

- Completed Closed Vessel Testing (CVT)
- Completed Integrated Leak Rate and Structural Integrity Tests (ILRT & SIT) of the Containment Vessel
- Completed installation of fuel racks in the spent fuel pool
- Set the 750K gallon CB20 water tank on top of the Shield Building



U3 Look Ahead

- Complete turbine on turning gear milestone
- Start Condenser Vacuum testing in the Turbine Building
- Begin Cold Hydrostatic Testing of the reactor coolant system
- Final concrete placement for the Shield Building

U4 Progress

- Completed installation of courses 15 & 16 Shield Building panels and set the first Air Inlet panel
- Completed load testing and commissioning of the polar crane in Containment
- Installed generator rotor
- Installed the Auxiliary Building room 12501 module (bottom picture)



U4 Look Ahead

- Complete setting Air Inlet panels on the Shield Building and fill them with concrete
- Set the Tension ring panels for the Shield Building
- Set the low pressure turbine rotors
- Start Integrated Flush of primary systems in Containment

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Major Milestones – November Schedule Open Cold Hydro Hot Functional Fuel Substantial Vessel Test Test Load Completion Testing (start) (start) Unit 3 April Oct Jan June Nov 2020 2020 2021 2021 2021 ‣ Open Vessel Testing – Verification of design requirements through flow measurements, pump performance, line resistance, and tank mapping of the reactor coolant system and associated systems ‣ Cold Hydro Testing – Reactor coolant system and associated systems will be filled and then pressure tested to ensure no leakage ‣ Hot Functional Testing – Exercising and validating plant procedures while running primary systems at operating pressure and temperature and rolling the main turbine at normal operating speed ‣ Fuel Load – Receive authorization from the NRC and begin loading of fuel Second Quarter 2020 Investor Update 10

Members’ Historical Load Member Demand Requirements Member Energy Requirements Percent Change in Percent Overall Peak Change (MW) (Millions MWh) 7.0% 0.0% 2.6% 10,000 15.3% 2.6% -4.2% 3.5% 6.0% 0.5% -5.2% 1.6% 6.0% -0.7% -4.5% 9,000 8,000 7,000 6,000 5,000 Highest Summer/Overall Peak (2019) = 9,477 MW Highest Winter Peak (2014) = 9,354 MW 4,000 Summer Peak (2020 YTD) = 9,473 MW 3,000 Winter Peak (2020) = 7,845 MW 2,000 1,000 - 2014 2015 2016 2017 2018 2019 2020 2014 2015 2016 2017 2018 2019 2020 YTD* Projected Winter Peak Summer Peak 2020 2014 2015 2016 2017 2018 2019 YTD Days ≥ 90o 31 49 88 38 65 90 21 Days ≥ 95o 1 3 22 0 2 33 3 Days ≥ 100o 0 0 1 0 0 1 0 Days ≤ 25o 19 10 5 3 10 3 3 * As of July 31, 2020. Second Quarter 2020 Investor Update 11

Capacity Factor Comparison Through June 30 Nuclear 100% Coal Gas - CC 2019 2020 75% 50% Pumped Storage Gas - CT Hydro 25% 0% Hatch Vogtle Scherer Wansley Chatt Smith Doyle Hawk Hartwell Talbot Rocky Road Mountain Second Quarter 2020 Investor Update 12

Total Secured Debt as of June 30, 2020 Tax-Exempt: $0.8 billion Taxable Bonds: $3.2 billion RUS: DOE: $2.5 billion $3.4 billion $9.9 Billion ‣ $9.9 billion total at weighted average interest rate at June 30 of 3.82%. ‣ Two secured bond financings are planned for the third quarter: • $213 million tax-exempt remarketing. • $450 million taxable first mortgage bond issuance. Second Quarter 2020 Investor Update 13

RUS Loan Summary as of June 30, 2020 RUS Guaranteed Loans(a) Remaining Purpose/Use of Proceeds Approved Advanced Amount Approved Loans General & Environmental Improvements (b) $448,307,000 $442,470,849 $5,836,151 General & Environmental Improvements (c) $630,342,000 $0 $630,342,000 $1,078,649,000 $442,470,849 $636,178,151 Total amount outstanding under all RUS Guaranteed Loans is $2.5 billion, with an average interest rate of 3.67% (a) RUS guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.125%. (b) In July 2020 we advanced the remaining $5,836,151 under this loan. (c) RUS loan committed as of September 26, 2019. We expect to begin funding under this loan in 2021. Second Quarter 2020 Investor Update 14

DOE Loan Summary as of June 30, 2020 ‣ In March 2019, we increased Oglethorpe’s DOE loan financing from $3.06 billion to $4.68 billion with a new $1.62 billion loan. We completed the remaining advances available under the original loan in December 2019 with an advance of $567 million. ‣ We typically advance under this loan twice a year, and in June 2020 we received $444 million in loan funds at a rate of 1.44%. This advance was the first under the new loan. DOE Guaranteed Loans(a) Purpose/Use of Proceeds Approved Advanced Outstanding(c) Remaining Availability Vogtle Units 3 & 4 Principal - 2014 Loan $2,721,597,857 $2,721,597,857 $2,715,145,167 $0 Capitalized Interest(b) - 2014 Loan 335,471,604 291,750,525 264,126,711 0 Principal - 2019 Loan 1,619,679,706 444,000,000 444,000,000 1,175,679,706 $4,676,749,167 $3,457,348,382 $3,423,271,879 $1,175,679,706 Average interest rate on the outstanding balance under this loan is 2.932%. (a) DOE-guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.375%. (b) Represents accrued capitalized interest being financed with the 2014 DOE-guaranteed loan, which was available to be advanced through November 20, 2019. Approximately $44 million of this loan was not advanced due to timing and lower than expected interest rates. (c) We began principal repayments of our DOE-guaranteed loans in February, 2020, in accordance with the promissory notes. If we fully advance these loans, we expect to repay a total of approximately $300 million in principal on these loans by November, 2022 and plan to refinance this with taxable bonds. To date, we have repaid $34 million under these loans. Second Quarter 2020 Investor Update 15

Vogtle 3&4 Financing Plan $8,000 $7,500 $7,000 Future Capital Markets, $860 Million(a) Expensed IDC, $120 $6,500 Million (b) $6,000 Future DOE, $1.176 Billion $5,500 $5,000 $4,500 Weighted average $4,000 DOE Issuance to Date, interest rate on Millions $3,500 $3.457 Billion Vogtle 3-4 financing $3,000 is 3.75%. $2,500 $2,000 $1,500 $1,000 Capital Markets to Date, $1.887 Billion $500 $0 (a) These amounts would be reduced by unspent contingency, if any, and would be increased for amounts not advanced under “Future DOE” or for expenditures in excess of the $7.5 billion budget, if any. In addition, $300 million of bonds not shown here may be issued to refinance early maturities of DOE debt. Therefore, base case taxable financings for Vogtle over the next five years are estimated to be ~$1.2 billion including the Series 2020 First Mortgage Bond issuance. (b) Oglethorpe has a rate management program that is voluntary for Members that allows us to expense and recover interest costs on a current basis that would otherwise be deferred or capitalized and financed through the issuance of long-term debt. Second Quarter 2020 Investor Update 16

Oglethorpe's Bank Credit Facilities


Increased the J.P. Morgan bilateral credit facility from $150 million in March 2020 to repurchase $213 million of 2013 pollution control bonds subject to mandatory tender.
Increased commitment under the J.P. Morgan bilateral available through October, 2021; may consider downsizing the facility to the original $150 million after year-end 2020.
Time Now
$2,000
$1,500
$1,000
$500
$0
(Millions)
$363M JP Morgan Unsecured
$140M CFC Incremental Secured (a)
$110M CFC Unsecured
Plus Optional Term Out Until 2043
$1.21B Syndicated Revolver/CP Backup
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
2043

$1.21B Syndicated Revolver/CP Backup		
NRUCFC	$	235
CoBank	$	150
MUFG	$	125
Bank of America	$	100
Mizuho Bank	$	100
Regions Bank	$	100
Royal Bank of Canada	$	100
Truist Bank	$	100
Fifth Third Bank	$	50
Goldman Sachs Bank	$	50
J.P. Morgan	$	50
U.S. Bank	$	50

(a) The secured term loan amount is actually $250 million, however, any outstanding advances under the CFC $110 million unsecured line of credit reduce the amount that can be borrowed under the term loan; therefore we show only $140 million of the secured term loan as being available.

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Oglethorpe’s Available Liquidity Borrowings Detail as of $251.5 million - Letter of Credit Support for VRDBs & T.A. Smith Facility July 31, 2020 $395.9 million - CP for Vogtle Interim Financing $18.7 million - CP for Vogtle Hedging $81.6 million - CP for Vogtle DOE Loan Payments $213.0 million - CP for Re-purchase of 2013 Bonds $2,000 $1,823 $1,500 $961 $1,267 $404 $1,000 $ millions $862 $500 $0 Total Credit Less Available Cash (a) Total Facilities Borrowings Credit Facilities Liquidity Capacity Represents 594 days of liquidity on hand (excluding Cushion of Credit) (a) In addition, as of July 31 2020, Oglethorpe had $547 million on deposit in the RUS Cushion of Credit Account. The RUS Cushion of Credit Account is designated as restricted investments and can only be used to pay debt service on RUS guaranteed loans. Second Quarter 2020 Investor Update 18

Income Statement Excerpts

OglethorpePower

($ in thousands)	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019	06/30/2020-06/30/2019 % Change	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017
Statement of Revenues and Expenses:						
Operating Revenues:						
Sales to Members - Capacity	$499,649	$481,035	3.9%	$942,057	$927,419	$862,511
Sales to Members - Energy	172,632	234,171	-26.3%	487,795	551,960	571,319
Total Sales to Members	$672,281	$715,206	-6.0%	$1,429,852	$1,479,379	$1,433,830
Sales to non-Members	337	254	32.7%	440	734	366
Operating Expenses:	544,571	597,716	-8.9%	1,213,083	1,255,137	1,195,326
Other Income	28,439	31,927	-10.9%	64,189	68,262	64,985
Net Interest Charges	107,120	116,692	-8.2%	226,937	242,039	252,578
Net Margin	**$49,366**	**$32,979**	49.7%	**$54,461**	**$51,199**	**$51,277**
Margins for Interest Ratio[(a)]	**1.14**	**1.14**		**1.14**	**1.14**	**1.14**
Sales to Members						
Energy Cost (cents/kWh)	**1.75**	**2.22**	**-21.4%**	**2.10**	**2.40**	**2.40**
Average Power Cost (cents/kWh)	**6.80**	**6.79**	**0.1%**	**6.16**	**6.43**	**6.02**
Sales to Members (MWh)	**9,881,300**	**10,535,848**	**-6.2%**	**23,225,861**	**23,011,079**	**23,813,679**

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14 each year, starting in 2010, above the minimum 1.10 ratio required by the Indenture, and the 2020 budget also includes a 1.14 Margins for Interest ratio. Oglethorpe's Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future, although not below 1.10.

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Balance Sheet Excerpts

($ in thousands)	June 30, 2020	December 31, 2019	December 31, 2018
Balance Sheet Data:			
Assets:			
Electric Plant:			
Net Plant in Service	$4,770,639	$4,679,690	$4,739,565
CWIP	5,259,324	4,816,896	3,866,042
Nuclear Fuel	363,140	359,270	358,358
Total Electric Plant	$10,393,103	$9,855,856	$8,963,965
Total Investments and Funds	1,296,854	1,327,700	1,189,397
Total Current Assets	1,139,013	974,465	1,323,450
Total Deferred Charges	814,291	832,092	706,456
Total Assets	**$13,643,261**	**$12,990,113**	**$12,183,268**
Capitalization:			
Patronage Capital and Membership Fees	$1,066,113	$1,016,747	$962,286
Long-term Debt and Finance Leases	9,837,598	9,479,496	8,808,878
Other	26,563	25,196	21,428
Total Capitalization	$10,930,274	$10,521,439	$9,792,592
Total Current Liabilities	1,061,924	857,263	1,064,259
Total Deferred Credits and Other Liabilities	1,651,063	1,611,411	1,326,417
Total Equity and Liabilities	**$13,643,261**	**$12,990,113**	**$12,183,268**
Total Capitalization	**$10,930,274**	**$10,521,439**	**$9,792,592**
Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt	109,045	111,222	103,332
Plus: Long-term Debt and Finance Leases due within one year	238,061	217,440	522,289
Total Long-Term Debt and Equities	**$11,277,380**	**$10,850,101**	**$10,418,213**
Equity Ratio[(a)]	**9.5%**	**9.4%**	**9.2%**

(a) The equity ratio is calculated, pursuant to Oglethorpe's First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in three credit agreements that currently requires a minimum total patronage capital of $750 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements.

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Secured Long Term Debt


2020
Taxable
RUS
Tax-Ex
DOE
$450
$143
$46
$213
$213
$80
$444
$176
$(200)
$-
$200
$400
$600
($ Millions)
Actual Issuance
Actual Repayment
Actual Remarketed
Forecasted Issuance
Forecasted Repayment
Forecasted Remarketing

Secured LT Debt (6.30.20): $9.9 billion
Weighted Average Cost: 3.82%

Balance Sheet Electric Plant


$11
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
(Billions)
$4.82
$0.36
$4.68
$5.26
$0.36
$4.77
Total Assets
($ Millions)
YE 2019
$12,990
6/30/2020
$13,643
Construction Work in Progress
Nuclear Fuel
Electric Plant in Service

Net Margin


2020
$80
$60
$40
$20
$-
Millions
1.14 MFI ratio
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Actual
Budget

Liquidity


2020
Cash Balances (Mil)
Borrowings (Mil)
$2,500
$2,250
$2,000
$1,750
$1,500
$1,250
$1,000
$750
$500
$250
$0
$1,610
$1,823
$1,210
$ 1,210
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Cash
CP Availability
Borrowings
Total Available Lines of Credit

Interim CP Financing


June 30, 2020
Vogtle 3&4 Interest Rate Hedging, $19
Vogtle 3 & 4 Interim Financing, $376
Vogtle 3&4 DOE P&I, $82

Average Cost of Funds: 0.582%
(dollars in millions)

Wholesale Power Cost


2020
8.0
7.5
7.0
6.5
6.0
5.5
5.0
4.5
4.0
¢/kWh
6.74
6.67
6.80
6.72
Budget YTD
Actual YTD
Cost of Power Sales to Members (excluding Rate Management Program).
Additional Member Collections for Expensing of IDC Rate Management Program.

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Additional Information • A link to this presentation will be posted on Oglethorpe’s website www.opc.com. • Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website. • Member information is filed as an exhibit to Form 10-Q for the first quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website.) • For additional information please contact: Investor Contacts Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Joe Rick Director, Capital Markets and Investor Relations joe.rick@opc.com 770-270-7240 Cheri Garing Vice President, Planning cheri.garing@opc.com 770-270-7204 Media Contact Name Title Email Address Phone Number Terri Statham Manager, Media Relations terri.statham@opc.com 770-270-6990 Second Quarter 2020 Investor Update 22